As filed with the Securities and Exchange Commission on October 31,
1997
                                       Registration No. _________


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                     _______________________

                    PEOPLES FIRST CORPORATION
      (Exact name of registrant as specified in its charter)

                             Kentucky
                 (State or other jurisdiction of
                  incorporation or organization)

                            61-1023747
               (I.R.S. Employer Identification No.)

               100 South 4th Street, P. O. Box 2200
                   Paducah, Kentucky 42002-2200
                          (502) 444-1207
             (Address of principal executive offices)

                      1986 Stock Option Plan
                    (Full title of the plans)
                     _______________________
                Eileen M. Duobinis-Gray, Secretary
                    Peoples First Corporation
               100 South 4th Street, P. O. Box 2200
                   Paducah, Kentucky 42002-2200
                          (502) 444-1207
             (Name and address of agent for service)

                             Copy to:
                        Alan K. MacDonald
                    Brown, Todd & Heyburn PLLC
                      3200 Providian Center
                 Louisville, Kentucky 40202-3363
                          (502) 589-5400

                 CALCULATION OF REGISTRATION FEE



 Title of                       Proposed           Proposed
securities                       maximum            maximum              Amount
  to be        Amount to be    offering price        aggregate        Registration
registered     registered      per share(1)      offering price (1)       Fee
-----------    --------------  ---------------   ------------------   -----------

Common Stock,  200,000         $31.00             $6,200,000          $1,879
no par value   shares(2)

------------------------

     (1) Estimated and calculated pursuant to Rule 457(c) and
(h)(l), solely for the basis of calculating the registration fee, based on the average of the high and low prices for the Common
Stock as of October 28, 1997.

     (2) Plus such indeterminate number of additional shares of Common Stock as may be issuable to avoid dilution upon the occurrence of certain events specified in the plans.

This Registration Statement on Form S-8 registers additional securities of the Registrant of the same class as other securities for which a Registration Statement on Form S-8 relating to an employee benefit plan of the Registrant is effective. Pursuant to General Instruction E to Form S-8, only the information required to register additional shares is provided in this Registration Statement.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents, filed by Peoples First Corporation
(the "Company") with the Commission under the Securities Exchange
Act of 1934 are incorporated in this registration statement by reference:

     (a)  The Company's Registration Statement on Form S-8 (Reg.
No. 33-28304), relating to the Peoples First Corporation 1986
Stock Option Plan, as amended on Form S-8/A filed November 2,
1994.

     (b) All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Registration Statement shall be deemed to be incorporated by reference into and made a part of this Registration Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in a document subsequently filed, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit        Description

4.1       Peoples First Amended and Restated Articles of
          Incorporation are incorporated by reference to Exhibit
          3.1 to Form 10-Q/A dated July 22, 1994.

4.2 By-Laws are incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for its fiscal year ended
          December 31, 1992.

4.3 Rights Agreement between Corporation and Boatmen's Trust Company, Rights Agent dated January 18, 1995 is incorporated by reference to Registration Statement on Form 8-A, filed with the Commission on January 18, 1995.

5         Opinion of Brown, Todd & Heyburn PLLC.

23.1 Consent of Brown, Todd & Heyburn PLLC is contained in its opinion included herein as Exhibit 5.

23.2      Consent of KPMG Peat Marwick LLP.

24 Power of Attorney is contained in the Signature Page to this Registration Statement.

99 Peoples First Corporation 1986 Stock Option Plan, as amended and restated as of February 16, 1994 is incorporated by reference to Exhibit 10 to Form 10-Q/A for the quarter ended March 31, 1994.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on this 15th day of October, 1997.

                              PEOPLES FIRST CORPORATION


                              By  /s/ Aubrey W. Lippert
                                 Aubrey W. Lippert

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey W.
Lippert and Allan B. Kleet, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE                 TITLE                   DATE


/s/ Aubrey W. Lippert     President and Chairman  October 15, 1997
Aubrey W. Lippert         of the Board
                          (Principal Executive
                          Officer)

/s/ Joe Dick              Vice Chairman of the     October 15, 1997
Joe Dick                  Board and Director


/s/ Allan B. Kleet            Principal Accounting     October 15, 1997
Allan B. Kleet                Officer and Director
                              (Principal Financial and
                              Accounting Officer)

/s/ Walter L. Apperson        Director                 October 15, 1997
Walter L. Apperson



/s/ Glen Berryman             Director                 October 15, 1997
Glen Berryman


/s/ William R. Dibert         Director                 October 15, 1997
William R. Dibert


/s/ Richard E. Fairhurst, Jr. Director                 October 15, 1997
Richard E. Fairhurst, Jr.


/s/ William Rowland Hancock   Director                 October 15, 1997
William Rowland Hancock


/s/ James T. Holloway         Director                 October 15, 1997
James T. Holloway


/s/ Dennis W. Kirtley         Director                 October 15, 1997
Dennis W. Kirtley


/s/ Joe Harry Metzger         Director                 October 15, 1997
Joe Harry Metzger


/s/ Jerry L. Page             Director                 October 15, 1997
Jerry L. Page


/s/ Rufus E. Pugh             Director                 October 15, 1997
Rufus E. Pugh


/s/ Neal H. Ramage            Director                 October 15, 1997
Neal H. Ramage


/s/ Allan Rhodes, Jr.         Director                 October 15, 1997
Allan Rhodes, Jr.


/s/ Mary Warren Sanders       Director                 October 15, 1997
Mary Warren Sanders


/s/ Victor F. Speck           Director                 October 15, 1997
Victor F. Speck